         As filed with the Securities and Exchange Commission, November 15, 2000
                 Securities Act File No. 333-49134 Exchange Act File No. 0-20760


                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------



                                   FORM S-3/A
                                 Amendment No. 1


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                            GREKA ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

           Colorado                                              84-1091986
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                          630 Fifth Avenue, Suite 1501
                            New York, New York 10111
                                 (212) 218-4680
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                              ---------------------

                                Randeep S. Grewal
                            Greka Energy Corporation
                          630 Fifth Avenue, Suite 1501
                            New York, New York 10111
                                 (212) 218-4680
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                          Copies of Communications to:

                             Roger V. Davidson, Esq.
                     Ballard Spahr Andrews & Ingersoll, LLP
                          1225 17th Street, Suite 2300
                             Denver, Colorado 80202
                                 (303) 292-2400
          Approximate date of commencement of proposed sale to public:
    As soon as practicable after the registration statement becomes effective

                           --------------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest investment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]__________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[x]

                         CALCULATION OF REGISTRATION FEE

 Title of Each Class of Securities to    Amount to      Proposed Maximum         Proposed Maximum            Amount of
            be Registered                    be        Offering Price Per    Aggregate Offering Price     Registration Fee
                                         Registered           Share
                                            (1)
--------------------------------------- ------------- ---------------------- -------------------------- ---------------------
Shares offered by selling security         21,861        $ 14.1565(2)              $  309,475(2)              $   81.70
holder

Common Stock, no par value to be          388,236(3)         $8.50                 $3,300,006                 $  871.20
issued in conversion of 9%
convertible debentures

Common Stock, no par value to be           50,000           $20.00                 $1,000,000                 $  264.00
issued in conversion of 15%
convertible debentures

Common Stock, no par value issuable       127,750           $15.00                 $1,916,250                 $  505.89
upon exercise of warrants

Common Stock, no par value issuable       100,000           $10.00                 $1,000,000                 $  264.00
upon exercise of Class B warrants

Total                                                                              $7,525,731                 $1,986.79
=============================================================================================================================

(1) This registration statement covers an additional indeterminate number of shares of our common stock which may be issued in accordance with Rule 416.

(2) The proposed maximum offering price is estimated solely for the purpose of determining the registration fee and calculated pursuant to Rule 457(c). The average of the high and low prices of our common stock reported by the Nasdaq National Market on October 31, 2000 were used for the estimate.

(3)  Estimated based on minimum conversion price.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

         The sole purpose of this amendment is to file an exhibit not previously filed with the Registrant's registration statement of Form S-3 filed with the Securities and Exchange Commission on November 1, 2000.

Exhibit
Number            Description
-------           -----------
  4.1             Form of 9% Subordinated Debenture with Conversion Privileges Agreement. **

  4.2             Form of 15% Subordinated Debenture with Conversion Privileges Agreement.**

  4.3             Form of Warrant Agreement**

  4.4             Form of Class B Warrants**

  5.1             Opinion of Ballard Spahr Andrews & Ingersoll, LLP concerning the legality of the common stock offered hereby. *

 23.1             Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1 to this registration statement).*

 23.2             Consent of Arthur Andersen LLP, independent public accountants.**

 23.3             Consent of Bateman & Co., Inc., P.C., independent certified public accountants.**

 23.4             Consent of Netherland, Sewell & Associates, Inc. **

-------------------
*  Filed herewith.
** Incorporated herein by reference.




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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on the 13th day of November, 2000.


                                        GREKA ENERGY CORPORATION

                                        By  /s/ Randeep S. Grewal
                                           -------------------------------------
                                           Randeep S. Grewal, Chief Executive
                                           Officer, and Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.


Signature                           Title                                               Date
/s/ Randeep S. Grewal               Chairman of the Board of                            November 13, 2000
-------------------------           Directors and Chief
Randeep S. Grewal                   Executive Officer
                                    (Principal Executive
                                    Officer, Financial Officer
                                    and Accounting Officer)

/s/ Jan F. Holtrop                  Director                                            November 13, 2000
--------------------------
Dr. Jan F. Holtrop

/s/ Kenton D. Miller                Director                                            November 13, 2000
--------------------------
Kenton D. Miller

/s/ George G. Andrews               Director                                            November 13, 2000
--------------------------
George G. Andrews

/s/ Dai Vaughan                     Director                                            November 13, 2000
--------------------------
Dai Vaughan



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







                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   -----------




                                    EXHIBITS

                                       TO


                                   FORM S-3/A
                                 AMENDMENT NO. 1


                             REGISTRATION STATEMENT

                                      UNDER

                     THE SECURITIES ACT OF 1933, AS AMENDED

                            GREKA ENERGY CORPORATION
                    -----------------------------------------
                    (Name of Company as specified in charter)

                                 EXHIBIT INDEX

                            GREKA ENERGY CORPORATION

                         FORM S-3 REGISTRATION STATEMENT

         The following Exhibits are filed as part of the Registrant's Form S-3 Registration Statement pursuant to Item 601 of Regulation S-K.

         The following Exhibits are filed as part of this Form S-3 Registration Statement pursuant to Item 601 of Regulation S-K or incorporated by reference to other filings:


Exhibit
Number            Description
-------           -----------
  4.1             Form of 9% Subordinated Debenture with Conversion Privileges Agreement. (filed as Exhibit 4.1 to Post Effective Amendment No. 1 to the registration statement on Form S-2, file no.
                  333-45352, and incorporated by reference herein).

  4.2             Form of 15% Subordinated Debenture with Conversion Privileges Agreement (filed as Exhibit 4.2 to Post Effective Amendment No. 1 to the registration statement on Form S-2, file no. 333-45352, and incorporated by reference herein).

  4.3             Form of Warrant to Purchase Common Stock (filed as Exhibit 4.3 to Post Effective Amendment No. 1 to the registration statement on Form S-2, file no. 333-45352, and incorporated by reference herein).

  4.4             Form of Class B Warrant (filed as Exhibit 4.4 to Post Effective Amendment No. 1 to the registration statement on Form S-2, file no. 333-45352, and incorporated by reference herein).

  5.1             Opinion of Ballard Spahr Andrews & Ingersoll, LLP concerning the legality of the common stock offered hereby. *

 23.1             Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5.1 to this registration statement).*

 23.2             Consent of Arthur Andersen LLP, independent public accountants (filed as Exhibit 23.2 to the registration statement on Form S-3, file no. 333-49134 incorporated by reference herein).

 23.3             Consent of Bateman & Co., Inc., P.C., independent certified public accountants (filed as Exhibit
                  23.3 to the registration statement on Form S-3, file no. 333-49134 incorporated by reference herein).

 23.4             Consent of Netherland, Sewell & Associates, Inc. (filed as Exhibit 23.4 to the registration statement on Form S-3, file no. 333-49134 incorporated by reference herein).

-------------------
* Filed herewith.



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